UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 29, 2008
Rex Energy Corporation (Exact name of registrant as specified in its charter)

Delaware	001-33610	20-8814402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1975 Waddle Road, State College, Pennsylvania 16803
(Address of Principal Executive Office and Zip Code)

(814) 278-7267
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02   Entry into a Material Definitive Agreement

On February 29, 2008, Mr. Thomas F. Shields and Rex Energy Operating Corp. (“Rex Operating”), a wholly-owned subsidiary of Rex Energy Corporation (the “Company”), entered into an Amended and Restated Separation Agreement (the “Amended and Restated Separation Agreement”), which amended and restated a Separation Agreement between the parties entered into on December 17, 2007 (the “Separation Agreement”).  The Amended and Restated Separation Agreement amended the original Separation Agreement to provide, among other matters, that Mr. Shields’ date of separation as President of Rex Operating would be advanced from May 30, 2008 to February 29, 2008.

Under the Amended and Restated Agreement, Mr. Shields will receive a severance payment in an amount equal to three-quarters of his annual base salary for fiscal year 2008 payable in a single lump sum payment on September 1, 2008.  In the event that the Compensation Committee of the Board of Directors of the Company determines that Mr. Shields is not a “specified employee” (as defined in Section 409A(a)(2)(B)(i) of the Internal Revenue Code), the severance payment will be paid in approximately equal installments for a period of nine months following February 29, 2008 in accordance with the Rex Operating’s customary payroll practices.  Under the Amended and Restated Separation Agreement, Rex Operating agreed to pay the costs of medical insurance benefits for Mr. Shields and his dependents for a period of nine months following the date of separation.  In addition, Rex Operating agreed to pay the cost of Mr. Shield’s basic life insurance coverage for a period of nine months following separation payable in a single lump sum payment on September 1, 2008, or if Mr. Shields is determined not to be a “specified employee,” on February 29, 2008.   The Amended and Restated Separation Agreement also provides that Mr. Shields will receive an annual bonus for fiscal year 2007 in a single lump sum payment at a time and in a manner consistent with the Company’s customary practices of an amount not less than fifteen percent of his annual base salary for fiscal 2007.

The agreement provides that the compensation and benefits payable to Mr. Shields under the Amended and Restated Separation Agreement are in lieu of any other severance benefits to which he may otherwise be entitled pursuant to his employment agreement with Rex Operating dated August 1, 2007 or any other employment agreement or severance plan, program, policy or arrangement of Rex Operating or the Company.   The Amended and Restated Separation Agreement provides that Mr. Shields will be subject to the non-competition provisions of the employment agreement until November 30, 2008 and the non-solicitation provisions of the employment agreement until May 30, 2009.

A copy of the employment agreement dated August 1, 2007 between Mr. Shields and Rex Operating was previously filed as Exhibit 10.2 to a Current Report on Form 8-K filed with the SEC on August 7, 2007.  A copy of the Separation Agreement dated December 17, 2007 was previously filed as Exhibit 10.1 to a Current Report on Form 8-K filed with the SEC on December 21, 2007. The foregoing description of the Amended and Restated Separation Agreement is qualified in its entirety by reference to the complete text of the agreement.  A copy of the Amended and Restated Separation Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 29, 2008, Mr. Thomas F. Shields resigned as President of the Company and its subsidiaries.  Following Mr. Shields’ resignation, Mr. Benjamin W. Hulburt, the Company’s Chief Executive Officer, assumed the duties of President of the Company.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits.

Exhibit Number	Exhibit Title
10.1	Amended and Restated Separation Agreement dated February 29, 2008 between Rex Energy Operating Corp. and Thomas F. Shields.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX ENERGY CORPORATION

	By:	/s/ Benjamin W. Hulburt
Benjamin W. Hulburt
Chief Executive Officer

Date: March 3, 2008

EXHIBIT INDEX

Exhibit Number	Exhibit Title
10.1	Amended and Restated Separation Agreement dated February 29, 2008 between Rex Energy Operating Corp. and Thomas F. Shields.